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                                                                      EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 22, 2003 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 17 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the reference to our firm on the back cover of the Prospectuses, and the references to our firm under the heading "Financial Highlights" in the Prospectus and the reference to our firm under the heading "Accountants" in the Statements of Additional Information.

         /s/

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McCurdy & Associates CPA's, Inc.
Westlake, Ohio
April 22, 2003